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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                            PHARMACIA CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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Pfizer and Pharmacia issued the following joint press release today:


For immediate release                                 Contact:  Andy McCormick
December 5, 2002                                                Pfizer Inc
                                                                212-573-1226

                                                                Paul Fitzhenry
                                                                Pharmacia Corp
                                                                908-901-8770


                PFIZER AND PHARMACIA REPORT PROGRESS IN MERGER
                         REGULATORY APPROVAL PROCESS

New York, December 5 -- Pfizer Inc and Pharmacia Corporation reported today encouraging progress in continuing discussions with the European Commission's Merger Task Force (MTF) and the U.S. Federal Trade Commission (FTC) on the proposed merger between the two companies.

The companies noted that they have substantially narrowed the remaining open matters with both the MTF and the FTC to a relatively small number of issues.

"Our discussions with U.S. and European regulatory authorities continue to be productive, and we are confident that the transaction will close in the first quarter of 2003," said Hank McKinnell, chairman and chief executive officer of Pfizer.

Pfizer has scheduled a shareholder meeting on December 6 to vote to increase the number of authorized shares and to issue Pfizer common stock in connection with the proposed acquisition. Pharmacia's shareholder meeting will take place on December 9. Both meetings will take place in Wilmington, Delaware.

Pfizer Inc discovers, develops, manufactures, and markets leading prescription medicines for humans and animals and many of the world's best-known consumer brands.

Pharmacia Corporation (NYSE:PHA) is a top-tier global pharmaceutical company whose innovative medicines and other products save lives and enhance health and wellness. Pharmacia's 43,000 people work together with many diverse stakeholders to bring these benefits to people around the world, and to create new health solutions for the future

                                  # # # # #

This release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectation and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein.

Readers are also urged to carefully review and consider the disclosures in Pfizer's and Pharmacia's various Securities and Exchange Commission ("SEC") filings, including but not limited to Pfizer's and Pharmacia's Annual Reports on Form 10-K for the year ended December 31, 2001, Pfizer's and Pharmacia's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2002, Pfizer's and Pharmacia's Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2002, Pfizer's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2002, and Pharmacia's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. On October 17, 2002, Pfizer filed an amended registration statement on Form S-4, with the SEC. On October 22, 2002, Pfizer filed a joint proxy statement/prospectus for Pfizer and Pharmacia, with the SEC. The joint proxy statement/prospectus was first mailed to Pharmacia shareholders on or about October 25, 2002. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov., Pfizer securityholders will be able to receive the definitive version of the joint proxy statement/prospectus and other documents free of charge by requesting them in writing from Pfizer Inc., 235 East 42nd Street, New York, New York 10017, Attention: Investor Relations, or by telephone:
(212) 573-2688, and Pharmacia securityholders will be able to receive the definitive version of the joint proxy statement/prospectus and other documents free of charge by requesting them in writing from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977, or by telephone at
(908) 901-8000.

Pfizer and Pharmacia and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Pfizer and their ownership of Pfizer shares is set forth in the proxy statement for Pfizer's 2002 annual meeting of shareholders. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger is set forth in the definitive joint proxy statement/prospectus, filed on October 22, 2002, by Pfizer that was first mailed to Pharmacia shareholders on or about
October 25, 2002.